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                                                                     Exhibit A-9

                                  Paranapanema


                                  Duke Energy
                                       |
                                  Duke Capital
                                       |
                                   PanEnergy
                                       |
                                      DESI
                       1 quota         |
                     ---------------- DBH
                    |                   |
                    |                 DEI
                    |                  |
                    |                DEILA -----------
                    |                  |     1 quota  |
                    |           99.99% |              |
                     ------------ Duke Brasil         |
                    |                  |              |
                    |                  | 99.99%       |
                    |            Duke Sudeste --------
                    |                  |
                    | 21.78%           | 71.27%
                     ----------- Paranapanema






Ownership is 100% unless otherwise specified